Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141829 and No. 333-185624) of Lake Shore Bancorp, Inc. and subsidiary of our report dated March 29, 2021, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)

Pittsburgh, Pennsylvania

March 29,  2021